                       ANALYSTS INTERNATIONAL CORPORATION

                                   EXHIBIT 11
                                 (Page 1 of 2)


                     CALCULATION OF BASIC EARNINGS PER SHARE

                                                                            Year Ended June 30
                                                          -------------------------------------------------------
                                                                1997                   1998                  1999
                                                                ----                   ----                  ----
Net earnings                                             $16,381,000            $22,610,000           $22,733,000
                                                          ==========             ==========            ==========

Weighted average number of common shares
outstanding                                               22,095,000             22,376,000            22,524,000
                                                          ==========             ==========            ==========

Net earnings per common
share, based upon weighted
average number of shares
outstanding                                                     $.74                  $1.01                 $1.01
                                                                 ===                   ====                  ====

                       ANALYSTS INTERNATIONAL CORPORATION

                                   EXHIBIT 11
                                  (Page 2 of 2)


                    CALCULATION OF DILUTED EARNINGS PER SHARE

                                                                             Year Ended June 30
                                                        ----------------------------------------------------------
                                                              1997                   1998                    1999
                                                              ----                   ----                    ----
Net earnings                                           $16,381,000            $22,610,000             $22,733,000
                                                        ==========             ==========              ==========

Weighted average number of
common shares outstanding                               22,095,000             22,376,000              22,524,000

Dilutive effect of stock
   options outstanding after
   application of treasury
   stock method                                            449,000                453,000                 208,000
                                                           -------                -------                 -------

                                                        22,544,000             22,829,000              22,732,000
                                                        ==========             ==========              ==========
Net earnings per common and common
equivalent share, based upon weighted
average number of shares outstanding                          $.73                   $.99                   $1.00
                                                               ===                    ===                    ====